EXHIBIT 10.21

FOURTH AMENDMENT TO GAS GATHERING AND TREATING AGREEMENT

THIS FOURTH AMENDMENT TO GAS GATHERING AND TREATING AGREEMENT (this “Fourth Amendment”) is made by and between SWEPI LP (“Shipper”) and CENTERPOINT ENERGY FIELD SERVICES, LLC, successor by conversion to CenterPoint Energy Field Services, Inc. (“Gatherer”) effective this 1st day of September, 2011.

Background

Gatherer and Shipper are Parties to that certain Gas Gathering and Treating Agreement dated April 29, 2010, as amended (the “GGA”). Capitalized terms used herein, if not defined herein, will have the meaning given to such terms in the GGA; and

The Parties now desire to further amend the GGA as set forth herein.

NOW, THEREFORE, for adequate consideration received and acknowledged, the Parties hereto agree as follows:

1.	Shipper’s Production Forecast. Section 3.2(c) is hereby added to the GGA to state in its entirety, “No less frequently than once each calendar quarter, Shipper will provide to Gatherer written projections of the total Gas volumes that Shipper reasonably expects to deliver for Gathering hereunder during each month of the immediately following 12-month period (each, a “Shipper’s Production Forecast”).

2.	Deletion of 1000 gpm Amine Plant at Chatman.

a.	The table entitled “Initial Build Schedule” on Exhibit “D” to the GGA provides that Gatherer will complete construction of a “1000 gpm Amine Plant at Chatman” on or before September 30, 2011. The Parties agree effective September 26, 2011 to remove from the GGA Gatherer’s obligation to construct the 1000 gpm Amine Plant at Chatman. The Parties acknowledge and agree that although there was no completed 1000 gpm Amine Plant at Chatman by September 30, 2011, Gatherer did not breach the GGA. The Parties hereby delete “1000 gpm Amine Plant at Chatman” from the Initial Build Schedule on Exhibit D of the GGA.

b.	The table entitled “Initial Build Treating” on Exhibit “C” to the GGA provides Inlet and Outlet CO2 levels, and a capacity of 180 MMscfd for the 1000 gpm plant at Chatman. In light of the Parties’ removal of the 1000 gpm amine plant at Chatman from the GGA, the Parties hereby delete the entire “Chatman” row of the table entitled “Initial Build Treating” on. Exhibit “C” to the GGA.

3.	Deletion of Mansfield Interconnect into Enterprise’s Haynesville Extension (a/k/a Chatman interconnect into Enterprise’s Haynesville Extension a/k/a Enterprise Haynesville Extension Tap a/k/a Haynesville Extension Interconnection).

a.	The Parties acknowledge that section 5.7(b) of the GGA refers to the “Mansfield interconnect into Enterprise Haynesville Extension.” The Parties also variously referred to such facility in the GGA as the “Chatman Interconnect into Enterprise’s Haynesville Extension,” the “Enterprise Haynesville Extension Tap” and the “Haynesville Extension Interconnection.” The Parties now agree that all references to such facility in the GGA will be deemed to state the “Haynesville Extension Interconnection.” Section 5.7(b) of the GGA provides, among other things, that Gatherer will construct at Gatherer’s cost for Shipper and Shipper Partner the Haynesville Extension Interconnection. The Parties have agreed effective September 26, 2011 to remove from the GGA Gatherer’s obligation to construct the Haynesville Extension Interconnection. Effective September 26, 2011, the Parties hereby amend Section 5.7(b) and item #2 of the “To Be Constructed” section of Exhibit Ito state in its entirety “left intentionally blank.” Notwithstanding the above, the $4,500,000 sum set forth in Section 5.7 as available for constructing the Haynesville Extension Interconnection shall remain available for the construction of additional interconnects as described in the last paragraph of Article 5.7 of the GGA.

b.	The table entitled “Initial Build Schedule” on Exhibit “D” to the GGA provides that Gatherer will complete construction of the Haynesville Extension Interconnection on or before September 30, 2011. As stated above the Parties have agreed to remove from the GGA Gatherer’s obligation to construct the Haynesville Extension Interconnection. Effective September 26, 2011 the Parties hereby delete “Enterprise Haynesville Extension Tap” from the Initial Build Schedule on Exhibit D of the GGA.

4.	Third Party Gas. Effective October 1, 2011, the Parties amend and restate in its entirety Section 9.4 of the GGA as follows:

a.	Any Gas delivered by a party other than the Preferential Capacity Shippers (collectively, “Third Party Gas”), as well as all Undedicated Shipper Gas, shall be treated as Shipper Gas for purposes of calculating the Annual Volume Commitments and Total Volume Commitment.

b.	The Parties acknowledge that Shipper and Gatherer are also parties to that certain Gas Gathering and Treating Agreement between Shipper and Gatherer dated September 1, 2009 (“Magnolia GGA”) covering the Magnolia Gathering System. The term “Magnolia Gathering System” as used herein will have the meaning given to such term in the Magnolia GGA. The term “Magnolia Contract Year” means the one-year period of time from each September 1 continuing to August 31 of the following year. Shipper Partner and Gatherer are also parties to a like agreement covering the Magnolia Gathering System (the “Partner Magnolia GGA”), Shipper Partner and Gatherer are also parties to a like agreement covering the Olympia Gathering System (the “Partner Olympia GGA”).

c.	Third Party Gas that originates west of the Red River, whether such gas is delivered into the Olympia Gathering System or the Magnolia Gathering System, will be referred to herein as “Western TPG”.

d.	Notwithstanding that Third Party Gas will be credited as provided in Paragraphs (a) and (e), the Parties agree that beginning October 1 of 2011 and September 1 of each succeeding year of the Primary Term of the Magnolia GGA, all Western TPG will be excluded from the quantity of Third Party Gas credited toward the Annual Volume Commitment and the Total Volume Commitment of Shipper under this GGA, Magnolia GGA, Partner Magnolia GGA and Partner Olympia GGA until the point in time each Magnolia Contract Year that the Western TPG delivered under the GGA, Magnolia GGA, Partner Magnolia GGA and Partner Olympia GGA after September I of the applicable Magnolia GGA Contract Year collectively equals 62.4 million MMBtu. After that point in time each Magnolia Contract Year, if it occurs, Western TPG delivered into the Olympia Gathering System for the remainder of the applicable Magnolia Contract Year will be credited as with all other Third Party Gas delivered hereunder. This exclusion of a portion of Western TPG from the calculation of the Annual Volume Commitment and Total Volume Commitment of Shipper and Shipper Partner does not otherwise affect the credit for Third Party Gas provided in this Section 9.4.

e.	Gatherer shall apply Third Party Gas to the Shipper Gas Volume Commitment solely on an MMBtu to MMBtu (i.e., 1:1) basis. Gas delivered by Preferential Capacity Shippers from outside the Committed Area will first be credited to the respective Shipper or Shipper Partner. The balance of Third Party Gas shall be allocated between Shipper and Shipper Partner calculated as a ratio: (i) the numerator of which is Shipper Gas delivered to the Olympia Gathering System, and (ii) the denominator of which is (x) Gas delivered by Shipper Partner from within the Committed Area plus (y) Shipper Gas delivered to the Olympia Gathering System. Any amount by which the volume of actual Gas delivered by Shipper in a Contract Year exceeds the Annual Volume Commitment for the corresponding year (“Excess Delivered Volumes”) shall be deemed part of the volume of actual Gas delivered for the next annual Volume Shortfall calculation. Unapplied Excess Delivered Volumes shall continue to carry forward until used to satisfy a committed quantity or until all commitment years have elapsed. If Shipper has met its Total Volume Commitments under the terms of this Section 9 and/or Section 6 of this Agreement, then such Excess Delivered Volumes shall be applied to Shipper Partner’s Annual Volume Commitments.

5.	Except as expressly amended herein, the GGA remains in effect as originally written and previously amended.

IN WITNESS WHEREOF, this Fourth Amendment is executed as of the 15th day of December, 2011.

SHIPPER: SWEPI LP

By:	/s/ Robert Cowan
Name:	Robert Cowan
Title:	Attorney-In-Fact

GATHERER: CENTERPOINT ENERGY FIELD SERVICES, LLC

By:	/s/ William H. May, Jr.
Name:	William H. May, Jr.
Title:	Sr. V.P. & CCO

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